UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 11, 2011, the Board of Directors of TigerLogic Corporation (the “Company”) approved the payment of discretionary cash bonuses to Richard W. Koe, the Company’s Interim President and Chief Executive Officer, Thomas G. Lim, the Company’s Chief Financial Officer, and John H. Bramley, the Company’s Vice President of Operations, in the amounts of $100,000, $70,000 and $40,000, respectively. The bonuses were approved in connection with the Compensation Committee’s and Board of Directors’ evaluation of each individual officer’s performance and the Company’s overall performance for the fiscal year ended March 31, 2011.

In addition, also on April 11, 2011, the Board of Directors approved stock option awards to Mr. Lim and Mr. Bramley to purchase up to 25,000 shares and 20,000 shares, respectively, of the Company’s common stock under the Company’s 2009 Equity Incentive Plan and a standard of form of agreement thereunder. In accordance with the Company’s policy, the grant date for this option is April 11, 2011 and the exercise price of the option is $4.23 per share, which is the market closing price of the Company’s common stock on April 11, 2011. The shares subject to the options vest monthly over a two year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: April 15, 2011	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer